UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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of the Securities Exchange Act of 1934

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XPO Logistics, Inc.

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MAY 2021 Annual Meeting Stockholder Update

STOCKHOLDER UPDATE | MAY 2021 EXECUTIVE SUMMARY 2 Company Performance ▪ We recorded record fourth quarter results in several key metrics and our total shareholder return continued its long history of significant outperformance ▪ We announced the planned spin - off of our logistics segment into GXO Stockholder Engagement and Responsiveness ▪ We engaged extensively with stockholders in both the spring and fall and incorporated their feedback into our executive compensation program Compensation Program Outcomes and Design ▪ Our executive compensation for 2020 reflects the value our NEOs created for stockholders in leading XPO through the pandemic to a dramatic recovery, with the best fourth quarter performance in our history ▪ We designed the 2020 LTI based on direct feedback from stockholders; it incorporates long - term performance and vesting periods and metrics aligned to XPO’s long - term strategic goals, including for key ESG topics ▪ We have committed not to grant additional long - term awards while the 2020 LTI remains outstanding, barring extenuating circumstances Sustainability ▪ We published our third annual sustainability report, detailing our commitment to diversity, equity and inclusion, pioneering technology and environmental sustainability 2020 was a transformative year for our company, as we created substantial value for stockholders, aligned our compensation program with performance and stockholder feedback and furthered our commitment to sustainability

STOCKHOLDER UPDATE | MAY 2021 3 XPO’s Global Operations: Moving the World Forward Logistics 38% Transportation 62% 2020 REVENUE BY SEGMENT (1) XPO Logistics provides pivotal supply chain solutions to the most successful companies in the world by providing customers with a global network of transportation and logistics services powered by the world’s most advanced technologies LOGISTICS Second largest global provider of cutting - edge contract logistics, including e - commerce fulfillment, omnichannel solutions, reverse logistics and smart warehousing TRANSPORTATION Leading provider of B2B freight transportation in North America and Europe, providing massive multimodal capacity through a blended model of brokered, contracted and owned fleet 50,000 CUSTOMERS ▪ North American Contract Logistics ▪ European Contract Logistics ▪ North American Less - Than - Truckload ▪ North American Transportation ▪ European Transportation 30 COUNTRIES OF OPERATION US 58% France 11% UK 13% Spain 6% Other 12% 2020 REVENUE BY GEOGRAPHY (1) 102,000 EMPLOYEES 1,620 LOCATIONS In December 2020, XPO announced the planned spin - off of its logistics segment to occur in the latter half of 2021 (1) Segment and geographic data as of FY 2020; key statistics as of February 2021

XPO Logistics

Planned Spin-off of the Logistics Segment into GXO

- XPO is planning a tax-free spin-off of its logistics segment as a publicly traded, pure-play company (GXO)
  - XPO will comprise the transportation offering, which is primarily less-than-truckload (LTL) and truck brokerage
  - GXO will comprise the contract logistics offering, with technology-driven capabilities in e-commerce, food and beverage, consumer electronics, industrial, reverse logistics and other key sectors
- The transaction is currently expected to be completed in the second half of 2021, subject to various conditions, including final approval by the XPO Board of Directors

XPO

Post-separation, XPO will be a **top provider of freight transportation, primarily LTL and non-asset truck brokerage**, comprised of:

- Third largest provider of LTL transportation in North America, with an industry-best improvement in adjusted operating ratio over the five years of XPO ownership (2015-2019)
- Second largest truck brokerage provider, with a digital brokerage marketplace that has the fastest carrier adoption rate in the industry

GXO

Post-separation, GXO will be the **second largest contract logistics company in the world, with approximately 200 million square feet of warehouse space.** The business is comprised of:

- A range of innovative services enabled by intelligent technology, including high-value-add warehousing, omnichannel fulfillment, reverse logistics, cold-chain logistics and supply chain optimization
- The largest outsourced e-commerce fulfillment platform in Europe, with burgeoning e-commerce and reverse logistics services in North America

QUALIFIED TEAM IN PLACE TO LEAD GXO POST-SPIN

- **Malcolm Wilson** (current CEO of XPO Logistics Europe) will become CEO of GXO
- **Baris Oran** (CFO of the Logistics Segment effective May 2021) will become Chief Financial Officer of GXO
- **Maryclaire Hammond** (current SVP of Human Resources, Supply Chain – Americas and Asia Pacific) will become the Chief Human Resources Officer of GXO
- **Mark Manduca** (Chief Investment Officer of the Logistics Segment effective May 2021) will become the Chief Investment Officer of GXO
- **Sandeep Sakharkar** (current SVP of Logistics Technology) will become the Chief Information Officer of GXO
- **Bill Fraine** (current Division President, Supply Chain – Americas and Asia Pacific) will become the Chief Commercial Officer of GXO
- **Richard Cawston** (current President, Supply Chain Logistics – Europe) and **Ashfaque Chowdhury** (current President, Supply Chain Logistics – Americas and Asia Pacific) will continue in their roles with the new company

STOCKHOLDER UPDATE | MAY 2021 4

XPOLogistics

Strong Focus on Stability and Liquidity Through Challenging Operating Conditions

2020 COMPANY PERFORMANCE HIGHLIGHTS

- In 2020, XPO's leadership team navigated the pandemic by **prioritizing the safety of our employees while ensuring continued service for our customers**
- Full-year results reflect the **resilience of our business model** which **preserved value for stockholders**, generated positive earnings and significant revenue, adjusted EBITDA and free cash flow

$16.25B OF REVENUE

$0.78 OF DILUTED EPS

$79M OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS

$885M OF CASH FLOW FROM OPERATIONS

ADJUSTED EBITDA*



$ in millions
$798
$505
$870
$888
1H 2019
1H 2020
2H 2019
2H 2020

Highest adjusted EBITDA of any fourth quarter in company's history

FREE CASH FLOW*



$ in millions
$150
$216(1)
$478
$338(2)
1H 2019
1H 2020
2H 2019
2H 2020

Despite volatility in 2020, the skilled leadership of our NEOs led to a financial rebound for the company in the second half of the year, creating momentum leading into 2021

* Refer to the "Non-GAAP Financial Measures" section on page 14 of this document

(1) Free cash flow performance improved year-over-year in the first half of 2020, as a result of disciplined working capital management and the conservation of capital expenditures during the peak of the COVID-19 pandemic

(2) Free cash flow performance declined year-over-year in the second half of 2020, as the company used cash for working capital when revenue rebounded and capital expenditures increased

STOCKHOLDER UPDATE | MAY 2021
5

XPO Logistics

XPO Continues to Deliver Long-Term Sustainable Value to its Stockholders

Our steadfast commitment to long-term value creation, operational excellence and disciplined capital allocation has resulted in continued TSR outperformance compared to peers and indexes

TOTAL SHAREHOLDER RETURN(1)


Dow Jones Transportation Average
S&P 400 MidCap
XPO Logistics
Core Peer Group TSR: 23%
17%
14%
50%
One-year TSR
Core Peer Group TSR: 22%
23%
28%
30%
Three-year TSR
Core Peer Group TSR: 95%
80%
79%
337%
Five-year TSR

Strong recovery after initial market instability caused by COVID, with an absolute one-year TSR of 50% as of December 31, 2020


0%
01/02/20
+50%
12/31/20

XPO is the 7th best-performing Fortune 500 stock of the last decade, based on Bloomberg market data

(1) TSR calculations reflect the trading price of XPO common stock and that of the relevant indices/companies as of the last trading day of calendar years 2020, 2019, 2018, 2017, 2016 and 2015, as supplied by Research Data Group. The graph above is not the annual performance graph required by Item 201(e) of Regulation S-K; the required graph can be found in Part II, Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 12, 2021.

STOCKHOLDER UPDATE | MAY 2021
6

STOCKHOLDER UPDATE | MAY 2021 Extensive Stockholder Engagement Throughout 2020 7 STOCKHOLDER OUTREACH AND ENGAGEMENT ► Regular engagement with stockholders to discuss our business strategy, governance, executive compensation, corporate sustainability reporting and other important matters ► In 2020, XPO engaged with stockholders in two separate periods – leading up to our 2020 Annual Meeting and in late 2020 / early 2021 ► Discussions provided insights on topics including diversity, equity and inclusion efforts, human capital management, board composition and executive compensation ► The Compensation Committee considered and incorporated stockholder feedback in the design of the 2020 LTI award, overall compensation plan design and in enhancements to proxy disclosure 63% Outreach 45% Engaged 63% Outreach 50% Engaged SPRING 2020 FALL / WINTER 2020 – EARLY 2021 This winter, independent directors led meetings with 8 of our largest shareholders , representing ~40% of outstanding shares

STOCKHOLDER UPDATE | MAY 2021 Compensation Program Designed to Support Stockholder Value Creation 8 ▪ To attract and retain high - performing executives BASE SALARY SHORT - TERM INCENTIVE LONG - TERM INCENTIVES ▪ To reward annual performance and individual contributions that support strategy and results ▪ To focus executives on the execution of our strategy and long - term value creation, and to align their compensation with outcomes for our stockholders ELEMENT PURPOSE PAY - FOR - PERFORMANCE DESIGN ▪ Fixed cash compensation corresponds to experience and job scope, and is aligned with market levels ▪ Executives become eligible for a bonus if adjusted EBITDA is at least 90% of the full - year forecast level ▪ Payouts are determined based on an evaluation of performance across key financial metrics, including adjusted EBITDA, free cash flow, TSR and individual performance, with awards ranging from zero to a cap of 200% of target ▪ Since 2014, awards for our CEO, President, and CIO, have been 100% performance - based and subject to the achievement of ambitious goals ▪ 2020 LTI award design is responsive to stockholder feedback and consists of absolute adjusted cash flow per share (50% weighting), growth in adjusted cash flow per share relative to peers (25% weighting) and ESG scorecard achievements (25% weighting) COMPENSATION APPROACH ► XPO’s performance - based long - term incentive program is designed to align executives with stockholders and incentivize outperformance through achievement of our key financial and strategic goals ► The Compensation Committee’s approach to setting ambitious targets incentivizes our executives to drive long - term stockholder value creation; the Compensation Committee has taken a strategic and flexible approach to the timing of grants, which are not made on a typical annual cycle ► Stockholder feedback plays an important role in the Compensation Committee’s decision - making process ▪ Did not increase base salaries for NEOs ▪ Adjusted EBITDA exceeded 90% threshold. Our CEO, President and CIO received short - term incentive payouts of 165% of target in recognition of their effective leadership and in line with the average payout for corporate bonus eligible employees ▪ Short - term awards reflect the exemplary work of our NEOs in effectively leading XPO through the pandemic, with the best fourth quarter performance in company history ▪ The first of four performance periods resulted in a blended outcome of 175% based on strong achievement of three weighted performance goals including significant above target adjusted cash flow per share and achievement against predetermined calculations of annual and multi - year ESG scorecard goals 2020 OUTCOME

2020 Long-Term Incentive Award Structured to Reward Sustainable Value Creation Over Time

METRIC	HIGHLIGHTS	RATIONALE
ABSOLUTE ADJUSTED CASH FLOW PER SHARE *(50%)*	▪ Consistent with market practice of incorporating operational goal ▪ Target payout requires progressively higher achievement	▪ Metric measures effectiveness in using prudent capital allocation to drive long-term growth ▪ Incentivizes compounded growth over three annual periods following 2020
GROWTH IN ADJUSTED CASH FLOW PER SHARE RELATIVE TO PEERS *(25%)*	▪ Target payouts require above median performance; maximum payouts require performance above the 75th percentile	▪ Metric measures success in growing cash flow per share faster than peers ▪ Responsive to stockholder requests for measures that compare performance relative to a peer group
ESG SCORECARD ACHIEVEMENTS *(25%)*	▪ On average, each tranche has 40 annual and multi-year goals ▪ Approximately 80% of the ESG initiatives are quantitative; non-quantitative measures must meet pre-determined hurdles or binary milestones	▪ Measures success in achieving goals across six categories: workforce and talent; employee and community safety; diversity, equity and inclusion; information security; environment and sustainability; and governance ▪ Scorecard incorporation and disclosure are responsive to stockholder feedback


Tranche 1
Performance Achievement
Vest Period
Tranche 2
Performance Achievement
Vest Period
Tranche 3
Performance Achievement
Vest Period
Tranche 4
Performance Achievement
Vest Period
Award Granted July 2020
FY20 END
FY21 END
FY22 END
FY23 END
...
FY25 END

Multi-year performance goals reward cumulative growth in steps, with full vesting of the award not complete until January 2026

If a goal for a given tranche is not achieved, the portion of the award associated with that goal will be forfeited

STOCKHOLDER UPDATE | MAY 2021
9

XPOLogistics

Compensation Committee Incorporated Stockholder Feedback to Enhance Executive Compensation Program Design and Disclosure

FEEDBACK	ACTIONS TAKEN IN RESPONSE
1 *Goal Achievement and Metrics*	
▪ Preference for sliding scales as a retentive and risk-reducing measure and a relative metric to peers in the long-term plan	▪ Committee introduced a graduated sliding scale to the 2020 LTI award, providing an opportunity for executives to earn a payout only if performance is at or above target ▪ 2020 LTI award is balanced among three weighted performance conditions, including addition of relative adjusted cash flow metric
2 *ESG Alignment and Metrics*	
▪ Incorporation of ESG metrics better aligns compensation to long-term strategy for corporate sustainability and societal impact	▪ Committee added an ESG scorecard portion to 2020 LTI award weighted at 25% with measurable targets across a range of significant issues at the corporate and business unit levels from our Sustainability Report materiality matrix
3 *Pay-for-Performance Alignment*	
▪ Inquiries about XPO's benchmarking review process, including the pay positioning the company seeks to achieve against peer performance	▪ Committee commissioned a rigorous analysis of pay-for-performance alignment to ensure that compensation plan achieves intended outcome ▪ Pay-for-performance analysis from 2016 to 2019 shows XPO's realizable pay was at 82nd percentile versus core peers and TSR performance at 91st percentile
4 *Outstanding Awards and Cadence*	
▪ Preference for regular and predictable award-granting practices and questions on how outstanding awards interact or overlap with newly granted long-term awards	▪ Committee has committed to not grant additional long-term awards while the 2020 LTI award remains outstanding, barring unforeseen circumstances, and excluding any potential modifications to existing awards in connection with the company's plan to spin off our global logistics business ▪ Previously granted awards are left in place given that, if achieved and earned, target metric values would generate extraordinary stockholder value

✓ **The Committee also enhanced 2021 proxy statement disclosure in response to discussions around the 2020 LTI award and overall compensation plan design, including significant discussion on the process and rationale for compensation decisions and the disclosure of ESG metrics and targets in the 2020 LTI award**

STOCKHOLDER UPDATE | MAY 2021 10

STOCKHOLDER UPDATE | MAY 2021 ▪ Former Vice Chairman and CFO at Qwest Communications ▪ Former President and COO at Sorrento Networks ▪ Committees : AC* OREN SHAFFER ▪ Founder and CIO of ARIS Capital Mgmt. ▪ Former Founder and Managing Director, Fund of Hedge Funds Strategies Group of Banc of America Capital Management ▪ Committees : AC, CC*, NCGSC JASON PAPASTAVROU Ph.D. Thoughtful Board Composition and Highly Qualified Directors Ensure Strong Oversight 11 AC = Audit Committee NCGSC = Nom., Corp. Gov., & Sustainability Committee CC = Comp. Committee AcqC = Acquisition Committee * = Chair ▪ Lead Independent Director ▪ President and CEO, Jesselson Capital Corp. ▪ Committees : AC, CC, NCGSC MICHAEL JESSELSON ▪ Chairman and CEO, XPO Logistics ▪ Company increased stockholder value by $7.2 billion under Mr. Jacobs’ leadership BRAD JACOBS ▪ Vice Chairman ▪ Chair and CEO, Hill + Knowlton ▪ Former Chief Communications Officer of DowDuPont ▪ Committees: NCGSC* ANNAMARIA DESALVA ▪ General Counsel and Corp. Secretary, Anterix ▪ Sits on the Spelman College Board of Trustees ▪ Committees: AC, AcqC GENA ASHE ▪ Executive Director of The Business Council ▪ Former EVP of Public Policy for the American Hotel and Lodging Assoc. ▪ Committees : CC, AcqC MARLENE COLUCCI ▪ CEO of AdSon ▪ Managing Director at Spotlight Advisors ▪ Former co - head Leveraged Finance at Goldman Sachs ▪ Committees : AcqC* ADRIAN KINGSHOTT 3 8 8 2 7 3 8 5 7 5 5 4 8 8 Business Operations Corporate Governance Customer Service Sustainability Effective Capital Allocation Corporate Finance Human Resource Mgmt. Multinational Corporate Mgmt. Sales & Marketing M&A, Integration & Optimization Transportation & Logistics Industry Risk Mgmt. Talent Mgmt. & Engagement Technology & Information Systems 38% Gender Diversity 6.5 Years Average Tenure 7/8 Independent Directors 1 - 5 years 6 - 9 years DIRECTOR SKILLS ALIGNED TO COMPANY STRATEGY INDEPENDENT OVERSIGHT ENHANCED BY RANGE OF BACKGROUNDS Lead Independent Director and Vice Chair structure ensures independent oversight

STOCKHOLDER UPDATE | MAY 2021 Comprehensive Corporate Sustainability 12 ▪ Appointed first Chief Diversity Officer in August 2020 ▪ Partnered with diverse suppliers, including 44% that are women - owned and 37% that are minority owned ▪ Launched eight Employee Resource Groups to establish a culture of inclusion, create professional development opportunities and improve our pipeline of recruits ▪ XPO leads our industry relative to women in leadership roles and is providing development opportunities for women within the organization ▪ XPO is pursuing sustainable initiatives through fleet efficiency, energy optimization, packaging, waste management and procurement to become a green transportation company ▪ Approximately 98% of XPO’s European fleet is compliant with Euro V, EEV and Euro VI standards, and in 2021 XPO will deploy its first electrically powered truck ▪ We’re investing in green technologies across facilities including seven million square feet of LED lighting installed in 2020 and installing solar panels which will reduce carbon emissions by 3,755 metric tons annually ▪ We reduced greenhouse gas emissions by more than 525,000 metric tons by moving more than 210,000 US shipments via rail ▪ In 2020, 54% of the waste generated was recycled , avoiding carbon emissions equal to 63,093 metric tons 2020 HIGHLIGHTS ▪ In April 2021, XPO published its third annual sustainability report detailing how we work with colleagues, customers, suppliers and other stakeholders to foster a safe and equitable workplace and promote the transition to a low carbon economy ▪ We report environmental data in accordance with SASB and GRI disclosure frameworks DIVERSITY, EQUITY AND INCLUSION 27% Women in Total Workforce Up from 25% in 2019 33% Women in New Hires 38% Women in Global Promotions SUSTAINABILITY THROUGH INNOVATION ▪ Board established committee oversight of, and engagement with, management on our sustainability strategies, performance and disclosures ▪ We introduced an ESG scorecard to evaluate management of ESG initiatives and achievements that is linked to long - term executive compensation. A summary of the goals and methodology is in the sustainability report and proxy statement ESG SCORECARD CATEGORIES Workforce and Talent Employee and Community Safety Diversity, Equity and Inclusion Information Security Environment and Sustainability Governance

XPOLogistics

We Request Your Support at Our 2021 Annual Meeting

✓ 1. FOR THE ELECTION OF DIRECTORS

✓ 2. FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021

✓ 3. FOR ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

✗ 4. AGAINST STOCKHOLDER PROPOSAL REGARDING ADDITIONAL DISCLOSURE OF THE COMPANY'S POLITICAL ACTIVITIES

- XPO's participation in public policy making process is limited. The company does not participate in direct political activities, does not make corporate contributions to groups organized under section 501(c)(4) or section 527 of the Internal Revenue Code
- XPO complies with public reporting requirements and maintains a rigorous oversight process of advocacy efforts, including an at least annual review of trade association memberships, of which any material or significant issues are reviewed by the Board

✗ 5. AGAINST STOCKHOLDER PROPOSAL REGARDING REQUIREMENT THAT THE CHAIRMAN OF THE BOARD BE AN INDEPENDENT DIRECTOR

- XPO has a robust governance structure that ensures independent oversight of management, including lead independent director and vice chairman roles with robust responsibilities, authorities and duties
- XPO's existing governance structure strikes the right balance between ensuring independent oversight of management and preserving the Board's imperative flexibility
- Mr. Jacobs' combined role of Chairman and CEO is in the best interests of XPO's stockholders. Since joining XPO as chairman and CEO in 2011, XPO's annual revenue has grown from less than $200 million to more than $16 billion and XPO's stock has been the seventh best-performing stock of the prior decade among the Fortune 500

✗ 6. AGAINST STOCKHOLDER PROPOSAL REGARDING ACCELERATION OF EXECUTIVE EQUITY AWARDS IN THE CASE OF A CHANGE IN CONTROL

- The current structure of equity awards aligns the interests of senior executives and stockholders, encourages stability during a potential change in control and rewards executives for their performance
- Adopting the proposal would limit the company's ability to attract and retain talented executives. Prohibiting accelerated vesting is very uncommon among Russell 3000 companies. Additionally, accelerated vesting of equity awards is an effective way for the company to retain our leadership team up to and following a change in control transaction
- The company's demonstrated commitment to pay-for-performance refutes the allegations made in the proposal. The Board is committed to pay-for-performance and believes current executive compensation awards are appropriate, effective and align the interests of stockholders and our executives

STOCKHOLDER UPDATE | MAY 2021

13

STOCKHOLDER UPDATE | MAY 2021 Disclaimers 14 NON - GAAP FINANCIAL MEASURES As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non - GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this document . This document contains the following non - GAAP financial measures : adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA) and free cash flow for the six - month periods ended June 30 and December 31 , 2020 and 2019 . We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments' core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses . Other companies may calculate these non - GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies . These non - GAAP financial measures should only be used as supplemental measures of our operating performance . Adjusted EBITDA includes adjustments for transaction and integration, as well as restructuring costs and other adjustments as set forth in the attached tables . Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin - off and may include transaction costs, consulting fees, retention awards, and internal salaries and wages (to the extent the individuals are assigned full - time to integration and transformation activities) and certain costs related to integrating and converging IT systems . Restructuring costs primarily relate to severance costs associated with business optimization initiatives . Management uses these non - GAAP financial measures in making financial, operating and planning decisions and evaluating XPO's and each business segment's ongoing performance . We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value . We calculate free cash flow as adjusted net cash provided by operating activities, less payment for purchases of property and equipment plus proceeds from sale of property and equipment, with adjusted net cash provided by operating activities defined as net cash provided by operating activities plus cash collected on deferred purchase price receivables . We believe that adjusted EBITDA improves the comparability of our financial results from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses . FORWARD - LOOKING STATEMENTS This document includes forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, including our company’s planned spin - off of its logistics segment . All statements other than statements of historical fact are, or may be deemed to be, forward - looking statements . In some cases, forward - looking statements can be identified by the use of forward - looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target," "trajectory" or the negative of these terms or other comparable terms . However, the absence of these words does not mean that the statements are not forward - looking . These forward - looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances . These forward - looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward - looking statements . Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following : economic conditions generally ; the severity, magnitude, duration and aftereffects of the COVID - 19 pandemic and government responses to the COVID - 19 pandemic ; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers' demands ; our ability to implement our cost and revenue initiatives ; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies ; matters related to our intellectual property rights ; fluctuations in currency exchange rates ; fuel price and fuel surcharge changes ; natural disasters, terrorist attacks or similar incidents ; risks and uncertainties regarding the potential timing and expected benefits of the proposed spin - off of our logistics segment, including final approval for the proposed spin - off and the risk that the spin - off may not be completed on the terms or timeline currently contemplated, if at all ; the impact of the proposed spin - off on the size and business diversity of our company ; the ability of the proposed spin - off to qualify for tax - free treatment for U . S . federal income tax purposes ; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems ; our substantial indebtedness ; our ability to raise debt and equity capital ; fluctuations in fixed and floating interest rates ; our ability to maintain positive relationships with our network of third - party transportation providers ; our ability to attract and retain qualified drivers ; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees ; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions ; risks associated with our self - insured claims ; risks associated with defined benefit plans for our current and former employees ; and governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes ; governmental or political actions, including the United Kingdom's exit from the European Union ; and competition and pricing pressures . All forward - looking statements set forth in this deck are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations . Forward - looking statements set forth in this deck speak only as of the date hereof, and we do not undertake any obligation to update forward - looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law .

STOCKHOLDER UPDATE | MAY 2021 Financial reconciliations 15 The following table reconciles XPO’s net income (loss) for the six months ended June 30, 2020 and 2019 and December 31, 2020 and 2019 to adjusted EBITDA for the same periods. Refer to the “Non - GAAP Financial Measures” section on page 14 of this document XPO Logistics, Inc. Reconciliation of Net Income (Loss) to Adjusted EBITDA (In millions) (Unaudited) Net income (loss) $ (109) $ 197 $ 226 $ 243 Debt extinguishment loss - 5 - - Interest expense 154 143 171 149 Income tax provision (benefit) (61) 65 92 64 Depreciation and amortization expense 379 360 387 379 Unrealized (gain) loss on foreign currency option and forward contracts (1) 9 (1) - Transaction and integration costs 90 2 10 3 Restructuring costs 53 17 3 32 Adjusted EBITDA $ 505 $ 798 $ 888 $ 870 2020 2019 2020 2019 Six Months Ended June 30, Six Months Ended December 31,

STOCKHOLDER UPDATE | MAY 2021 Financial reconciliations (cont.) 16 Refer to the “Non - GAAP Financial Measures” section on page 14 of this document The following table reconciles XPO’s net cash provided by operating activities for the six months ended June 30, 2020 and 2019 and December 31, 2020 and 2019 to free cash flow for the same periods. XPO Logistics, Inc. Reconciliation of Cash Flows From Operating Activities to Free Cash Flow (Unaudited) (In millions) Net cash provided by operating activities $ 394 $ 164 $ 491 $ 627 Cash collected on deferred purchase price receivable - 137 - 49 Adjusted net cash provided by operating activities 394 301 491 676 Payment for purchases of property and equipment (255) (236) (271) (365) Proceeds from sale of property and equipment 77 85 118 167 Free Cash Flow $ 216 $ 150 $ 338 $ 478 Six Months Ended June 30, 2020 2019 Six Months Ended December 31, 2020 2019